Exhibit 10.15

FORM OF MIDSTREAM SERVICES AGREEMENT

This MIDSTREAM SERVICES AGREEMENT (this “Agreement”) dated as of [•], 2014, is entered into by and among Vista Holdco LLC, a Delaware limited liability company (the “Company”), and Vantage Energy Inc., a Delaware corporation (“Vantage”). The Company and Vantage may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Company, directly or indirectly, owns or will own the Facilities (as defined below), consisting of gathering pipelines, compressor stations and related equipment and property;

WHEREAS, the Company desires that Vantage perform the Operational Services and Administrative Services (each as defined below) (collectively, the “Services”) with respect to the Facilities in accordance with the Second Amended & Restated Gas Gathering Agreement dated the date hereof between the Company, Vantage Energy Appalachia LLC, a Pennsylvania limited liability company, Vantage Energy Appalachia II LLC, a Delaware limited liability company (the “Gathering Agreement”); and

WHEREAS, the Company and Vantage desire to set forth their respective rights and responsibilities with respect to the operation, maintenance and management of the Facilities and the provision of the Services;

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
DESCRIPTION OF FACILITIES

1.1                               Facilities Description.  “Facilities” means (i) the System (as defined in the Gathering Agreement) and (ii) any other assets, pipelines, compressor stations, equipment, agreements, real and personal property, accessions and improvements in respect of the foregoing owned, directly or indirectly, by the Company and its subsidiaries (other than Vantage and its subsidiaries) (collectively, the “Company Group”).

ARTICLE 2
PERFORMANCE OF OPERATIONAL SERVICES

2.1                               Vantage Duties and Authority.  Vantage shall manage, subject to the terms of this Agreement, on behalf of the Company Group, the operation, maintenance, repair, design, construction, expansion, alteration and replacement of the Facilities and of the business processes associated with the Facilities, as more particularly described below.

2.2                               Operational Services Provided by Vantage.  Vantage shall provide, or cause to be provided (through its employees, contractors, subcontractors, subsidiaries or affiliates), the following operational services relative to the Facilities (the “Operational Services”), including but not limited to the following:

(a)                                 All business and operational duties and obligations of Gatherer under the Gathering Agreement;

(b)                                 The acquisition, maintenance, repair, recondition, overhaul, and replacement of equipment, pipelines, compressor stations, and similar property, as needed, to keep the Facilities in good working order;

(c)                                  Contract, rights of way and permitting negotiation, acquisition and administration;

(d)                                 Gas control;

(e)                                  Gas and fresh water measurement;

(f)                                   Materials management;

(g)                                  Engineering support (including facility design and optimization); and

(h)                                 Such other services related to the Facilities as the Company and Vantage may mutually agree from time to time.

2.3                               Records.  Vantage will maintain the operational, maintenance, inspection, and accounting records (kept in accordance with generally accepted accounting principles) and source documentation for the Facilities, in compliance with all applicable local, State and Federal laws (the “Subject Laws”). Vantage shall develop and submit all necessary reports and data to the applicable agencies in local, state and federal government.

2.4                               Environmental Compliance.  Vantage shall conduct all operations in compliance with Subject Laws, including environmental laws, of the United States of America and the Commonwealth of Pennsylvania.

ARTICLE 3
PERFORMANCE OF ADMINISTRATIVE SERVICES

3.1                               Agreement to Provide Administrative Services.  Vantage hereby agrees to provide, or cause to be provided to, the Company Group certain corporate, general and administrative services, including but not limited to, accounting, audit, billing, corporate record keeping, treasury services, cash management and banking, maintenance of contracts and leases, legal, engineering, planning, budgeting, investor relations, risk management, information technology, insurance administration and claims processing, regulatory compliance and government relations, tax, payroll, human resources and environmental, health and safety compliance and training, (collectively, the “Administrative Services”).

ARTICLE 4
STANDARD OF CONDUCT

4.1                               Standard of Conduct of Vantage.  Vantage shall provide, or cause to be provided to, the Company Group with such Administrative Services in a manner consistent in nature and quality to the services of such type previously provided in connection with the Facilities prior to their acquisition by the Company Group.

ARTICLE 5
REIMBURSEMENT AND BILLING PROCEDURES

5.1                               Reimbursement by the Company.  Subject to and in accordance with the terms and provisions of this Article 5 and such reasonable allocation and other procedures as may be agreed upon with Vantage from time to time, the Company hereby agrees to reimburse Vantage for all direct and indirect costs and expenses incurred by Vantage and its employees, contractors, subcontractors, subsidiaries or affiliates (other than Company Group) (collectively, the “Vantage Group”) in connection with the provision of the Services to the Company Group, including the following:

(a)                                 any payments or expenses incurred for insurance coverage, including allocable portions of premiums, and negotiated instruments (including surety bonds and performance bonds) provided by underwriters with respect to the Facilities, the Company Group’s other assets or the business of the Company Group;

(b)                                 salaries and related benefits and expenses of personnel employed by the Vantage Group who render Services to the Company Group, plus general and administrative expenses associated with such personnel; and

(c)                                  any taxes or other direct operating expenses paid by the Vantage Group for the benefit of the Company Group (including any state income, franchise or similar tax paid by the Vantage Group resulting from the inclusion of the Company Group in a combined or consolidated state income, franchise or similar tax report with Vantage as required by applicable law as opposed to the flow through of income attributable to the Vantage Group’s ownership interest in the Company Group); provided, however, that the amount of any such reimbursement shall be limited to the tax that the Company Group would have paid had it not been included in a combined or consolidated group with Vantage;

it being agreed, however, that to the extent any reimbursable costs or expenses incurred by the Vantage Group consist of an allocated portion of costs and expenses incurred by the Vantage Group for the benefit of both the Company Group and the other members of the Vantage Group, such allocation shall be made on a reasonable cost reimbursement basis as determined by Vantage.

5.2                               Billing Procedures.  The Company will reimburse Vantage, or the members of the Vantage Group providing the Services, as applicable (the “Service Provider”), for billed costs no later than the later of (a) the last day of the month following the performance month, or (b) thirty (30) business days following the date of the Service Provider’s billing to the Company.  Billings and payments may be accomplished by inter-company accounting procedures and transfers. The Company shall have the right to review all source documentation concerning the liabilities, costs, and expenses upon reasonable notice and during regular business hours.

ARTICLE 6
TERMINATION

6.1                               Termination.  Unless terminated earlier by mutual agreement of the Parties, this Agreement shall continue in effect until October 1, 2030 and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) unless terminated by either Party upon written notice to the other at least six months prior to the end of any following year.  In addition, Vantage may terminate this agreement upon written notice to the Company following a sale to a third party of a material portion of the Facilities or a change of control of the Company.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the payment of any reimbursement obligations due pursuant to Article 5 or the performance of any party under the provisions of Article 7 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 7
INDEMNITY

7.1                               Indemnified Persons.  Wherever “the Company” or “Vantage” appears as an indemnitee in this Article, the term shall include that entity, its parents, subsidiaries, affiliates, partners, members, contractors and subcontractors at any tier, and the respective agents, officers, directors, employees, and representatives of the foregoing entities involved in actions or duties to act on behalf of the indemnified party.  These groups will be the “Company Indemnitees” or the “Vantage Indemnitees” as applicable, provided, however, that the Company Indemnitees shall not include Vantage, and the Vantage Indemnitees shall not include the Company. “Third parties” shall not include any Company Indemnitees or Vantage Indemnitees.

7.2                               Indemnifications.

(a)                                 THE COMPANY SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE VANTAGE INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE VANTAGE’S PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE VANTAGE INDEMNITEES.

(b)                                 VANTAGE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE COMPANY INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO

EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO VANTAGE’S PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE VANTAGE INDEMNITEES.

7.3                               Damages Limitations.  ANY AND ALL DAMAGES RECOVERED BY EITHER PARTY PURSUANT TO THIS ARTICLE 7 OR PURSUANT TO ANY OTHER PROVISION OF OR ACTIONS OR OMISSIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO ACTUAL DAMAGES. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIAL LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND EACH PARTY NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

ARTICLE 8
NOTICES

Either Party may give notices to the other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to the Company to:

Vista Holdco LLC
116 Inverness Drive East, Suite 107

Englewood, CO 80112

Attention:  Tom Tyree

Tom.tyree@vantageenergy.com

If to Vantage to:

Vantage Energy Inc.
116 Inverness Drive East, Suite 107

Englewood, CO 80112

Attention:  Roger Biemans

Roger.biemans@vantageenergy.com

ARTICLE 9
GENERAL

9.1                               Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. Neither Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.

9.2                               Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

9.3                               Consent to Jurisdiction; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Colorado, in Arapahoe County or the federal courts located in the District of Colorado.  The Parties agree that, after such a dispute is before a court as specified in this Section 9.3 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 9.3 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

9.4                               Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

9.5                               Audit and Maintenance of Records; Reporting.  Notwithstanding the payment by the Company of any charges, the Company shall have the right to review and contest the charges imposed hereunder. For a period of two years from the end of any calendar year, the Company shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by Vantage to ensure Vantage’s compliance with the terms of this Agreement.  If the information is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

9.6                               Entire Agreement; Amendments and Schedules.  This Agreement constitutes the entire agreement concerning the subject matter between the Parties and shall be amended or waived only by an instrument in writing executed by both Parties. Any schedule, annex, or exhibit referenced in the text of this Agreement and attached hereto is by this reference made a part hereof for all purposes.

9.7                               Force Majeure.

(a)                                 If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)                                 “Force majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, terrorist acts, fires, coal mining, oil and gas operations, timbering operations, explosions, breakage or accidents to machinery or lines of pipe; freezing of wells on lines of pipe; partial or entire failure of wells or sources of supply of gas; inability to obtain, or unavoidable delays in obtaining, at reasonable cost (unless prepaid by the Company) servitudes, right of way grants, permits, governmental approvals or licenses, materials, equipment or supplies for constructing or maintaining facilities; and similar events or circumstances, not within the reasonable control of the Party claiming suspension and which by the exercise of reasonable diligence the Party is unable to prevent or overcome.

(c)                                  The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

9.8                               Counterpart Execution.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

9.9                               Third Parties.  This Agreement is not intended to confer upon any person not a Party any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any representation, warranty or covenant contained herein.

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

VISTA HOLDCO LLC

By:
Name:
Title:

VANTAGE ENERGY INC.

By:
Name:
Title:

Signature Page — Services Agreement